EXHIBIT 10.1

AMENDMENT TO

STOCK PURCHASE AGREEMENT

This Amendment (this “Amendment”) to Stock Purchase Agreement is made as of December 23, 2013 (the “Effective Date”) by and among Reven Housing REIT, Inc., a Colorado corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

Recitals

A. Reference is made to that certain Stock Purchase Agreement dated September 27, 2013, by and among the Company and the Purchasers (the “Agreement”) in connection with the private placement of the Company’s common stock.

B. The parties wish to amend the Agreement to extend the date by which any Subsequent Closings need to occur.

Agreement

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.	All capitalized terms not defined herein will have the meaning assigned to them in the Agreement.

2.	Section 2.1(b) of the Agreement is hereby amended and replaced in its entirety by the following:

“In addition to the Initial Closing pursuant to Section 2.1(a) above, the Company and the Purchasers agree that the Purchasers, and any one of the Purchasers, may purchase in their sole discretion up to an aggregate of 70,000,000 of Shares at the Per Share Purchase Price (up to $14,000,000) in a subsequent closing or series of subsequent closings (each, a “Subsequent Closing”); provided that such Subsequent Closing(s) occur on or before February 20, 2014, on the same terms and conditions as set forth herein, and provided further that the Articles Amendment (as defined in Section 3.1(g)(iii)) of this Agreement is duly adopted by the Company’s Board of Directors and shareholders and filed with the Secretary of State of Colorado.”

3.	Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Stock Purchase Agreement as of the day and year first above written.

“COMPANY”

REVEN HOUSING REIT, INC.

a Colorado corporation

By:  /s/ Chad Carpenter

Name: Chad Carpenter

Title: Chief Executive Officer

“PURCHASERS”

King Apex Group Holdings II Limited

By:  /s/ Xiaofan Bai

Name: Xiaofan Bai

Title: Manager

King Apex Group Holdings III Limited

By:   /s/ Xiaofan Bai

Name: Xiaofan Bai

Title: Manager